   As filed with the Securities and Exchange Commission on December 12, 2000
                                                             File No.___________

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    --------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            SCOTT'S LIQUID GOLD-INC.
               (Exact name of issuer as specified in its charter)


            Colorado                                             84-0920811
(State or other Jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)


                      4880 Havana Street, Denver, CO 80239
              (Address of Principal Executive Offices and Zip Code)


                             1998 STOCK OPTION PLAN
                              (Full title of plan)


                                Mark E. Goldstein
                                    President
                            Scott's Liquid Gold-Inc.
                               4880 Havana Street
                             Denver, Colorado 80239
                     (Name and address of agent for service)


                                 (303) 373-4860
          (Telephone number, including area code, of agent for service)


                           Copy to: Holland & Hart LLP
                               Attn: Mark R. Levy
                       555 Seventeenth Street, Suite 3200
                             Denver, Colorado 80202

                         CALCULATION OF REGISTRATION FEE

                                                     Proposed                  Proposed
Title of Securities to        Amount to be        maximum offering         maximum aggregate            Amount of
be registered                 registered (1)      price per share            offering price         registration fee
-----------------------       --------------      ----------------         -----------------        ----------------
Common Stock                     750,000              $.6875 (2)                 $515,625                $136.13
($.10 par value)


-------------------

(1) Plus such indeterminate number of shares as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act of 1933.

(2) Estimated pursuant to Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee and based on the average of the high and low sales prices for the Registrant's common stock as reported on the OTC Bulletin Board on December 6, 2000.

                            Exhibits Index on Page 5
                             Total Number of Pages 5

                    INCORPORATION BY REFERENCE OF CONTENTS OF
                       REGISTRATION STATEMENT ON FORM S-8
                                  NO. 333-67141

     The contents of the Form S-8 Registration Statement filed with the Securities and Exchange Commission on November 11, 1998 (Registration No. 333-67141) is hereby incorporated by reference.

EXHIBITS.

Exhibit No.         Description.
-----------         -----------
4.3                 Scott's Liquid Gold-Inc.'s 1998 Stock Option Plan, as amended.

5.1                 Opinion of Holland & Hart LLP, counsel for the Company.

23.1                Consent of Arthur Andersen LLP, Independent Public Accountants.

23.2                Consent of Holland & Hart LLP (contained in their opinion filed as Exhibit 5.1).

24                  Powers of Attorney.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on December 11, 2000.


                                       SCOTT'S LIQUID GOLD-INC.



                                       By: /s/ Mark E. Goldstein
                                          ------------------------------------
                                          Mark E. Goldstein, President
                                          Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Date                 Name and Title
----                 --------------
December 11, 2000    Mark E. Goldstein,          )
                     Director, President,        )
                     Principal Executive Officer )
                                                 )
December 11, 2000    Carolyn J. Anderson,        ) By: /s/ Mark E. Goldstein
                     Director                    )    --------------------------
                                                 )     Mark E. Goldstein, in the
December 11, 2000    Jeffry B. Johnson,          )     capacity indicated and
                     Chief Financial Officer     )     Attorney-In-Fact for the
                                                 )     named Officers and named
                                                 )     Directors, who constitute
December 11, 2000    Dennis H. Field,            )     all of the Directors of
                     Director                    )     the Company.
                                                 )
December 11, 2000    Carl A. Bellini,            )
                     Director                    )
                                                 )
December 11, 2000    James F. Keane,             )
                     Director                    )
                                                 )
December 11, 2000    Jeffrey R. Hinkle,          )
                     Director                    )

                                 EXHIBITS INDEX

Exhibit No.    Description
-----------    -----------
   4.3         Scott's Liquid Gold-Inc.'s 1998 Stock Option Plan, as amended.

   5.1         Opinion of Holland & Hart LLP, counsel for the Company.

  23.1         Consent of Arthur Andersen LLP, Independent Public Accountants.

  23.2         Consent of Holland & Hart LLP (contained in their opinion filed as Exhibit 5.1).

  24           Powers of Attorney.
